EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Fourth Quarter and Annual Earnings
Announces Increase to Quarterly Common Stock Cash Dividend

NORWOOD, Mass., January 25, 2017--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $3,998,000, or $0.17 per diluted share, for the fourth quarter of 2016 compared to net income of $1,630,000, or $0.07 per diluted share for the third quarter of 2016 and net income of $2,412,000, or $0.09 per diluted share, for the fourth quarter of 2015. For the year ended December 31, 2016, net income was $8,653,000, or $0.35 per diluted share compared to net income of $7,227,000, or $0.28 per diluted share, for the year ended December 31, 2015.

The Company also announced an increase to its quarterly dividend to $0.05 from $0.03 per share, payable on or about February 22, 2017, to the stockholders of record as of the close of business on February 8, 2017.

2016 HIGHLIGHTS

•
Loans grew 25% to $1.9 billion at December 31, 2016 from the end of 2015 as the Company continued to execute on its balance sheet diversification strategy through an expansion of the residential mortgage, commercial real estate and commercial business loan portfolios.

•
The Company continued to expand its mortgage banking capabilities, including opening new Massachusetts offices in Franklin, Cambridge, and Winchester during 2016. In addition, new offices will be opened in Concord and Hingham during the first quarter of 2017. Mortgage banking income grew to $2.5 million in 2016 from $282,000 in 2015 as mortgage originations totaled $539 million in 2016; approximately double the amount of originations in 2015. In 2016, 98% of mortgage originations were in-house compared to 87% in 2015.

•
Commercial loan originations (real estate and non-real estate combined) were $359 million in 2016, up $28 million, or 8%, from $331 million in 2015. The commercial banking business added an asset-based lending team during the year which contributed to the loan growth. In addition, during the fourth quarter the Company upgraded to a new cash management system for commercial customers and conversion of customers to the new platform should be completed in the first quarter of 2017.

•
The Company opened a new branch in the Seaport District of Boston in October, and by the end of 2016 the branch had taken in $30 million of deposits. The previous two branches opened by the Company also continued to have success in 2016. At the end of 2016, the Milton Branch, which was opened in the fourth quarter of 2014, had $59 million in deposits, while the Westwood branch, which was opened in the fourth quarter of 2015, had $91 million in deposits. The Brookline branch will close in the first quarter of 2017 as the Company focuses its resources on growing market share and deepening customer relationships at its other locations. Overall, total deposits increased 26% during 2016 while customer deposits were up 18%.

•	A new Business Banking team was added to expand the Company's small business customer base, including capitalizing on the attractive location of the new Seaport branch.

•	The Government Banking division added to the growth in deposits during the course of the year, as municipal deposits more than doubled during 2016 to $104 million at December 31, 2016.

•	The Company grew its quarterly dividend from $0.02 per share to $0.05 per share, an increase of 150%.

•
In late February, the Company announced the completion of its first stock repurchase program and at the same time a second program was announced. The second program was completed in October and a third program began upon completion of the second program. As of December 31, 2016, a total of 2,637,640 shares have been repurchased under these programs at an average price of $14.20 per share for a total cost of $37.4 million.

•	In October, the Company relocated to a new headquarters building at 500 River Ridge in Norwood to accommodate the additional space needed due to the Company's expansion over the past few years.

•
The Company and its foundations made donations in excess of $1 million in each of the last three years to various non-profits reflecting the Company's active involvement in the communities it serves. Most of the donations were made through the Blue Hills Bank charitable foundations which support non-profits in the fields of education and the arts, health and human services, affordable housing, financial literacy, and community services.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "We continued to make significant progress in 2016 in what was a very competitive environment. Through the efforts of our talented and dedicated employees, all three of our key businesses, retail banking, commercial banking and mortgage banking turned in strong performances, enabling the Company to drive bottom line improvement for our shareholders while continuing to make the necessary investments in our businesses and infrastructure that will allow for future growth. We also continued to return capital to our shareholders through our share repurchase program and increasing quarterly cash dividends. We look forward to 2017 with great anticipation as we continue to transform Blue Hills Bank into one of New England's premier diversified full-service community banks."

BALANCE SHEET
Compared to September 30, 2016, total assets grew $156 million, or 7%, to $2.5 billion at December 31, 2016. The increase was driven by loan growth as total loans increased $172 million, or 10%, to $1.9 billion at December 31, 2016. By category, residential mortgage loans grew $108 million, or 15%, commercial business loans increased $37 million, or 22%, and commercial real estate loans were up $26 million, or 4%.

Compared to December 31, 2015, total assets increased $355 million, or 17%. Loans also drove the growth in total assets in this comparison, increasing $391 million, or 25%. By category, the increase was driven by residential mortgages, which were up $252 million, or 42%, commercial real estate loans, which were up $127 million, or 23%, and commercial business loans, which were up $23 million, or 13%. Residential mortgage loan originations were $176 million in the fourth quarter of 2016, up 147% from the fourth quarter of 2015, as the expanded origination team continued to grow the business and gain market share. In the fourth quarter of 2016, commercial loans (real estate and non-real estate combined) totaling $93 million were added to the balance sheet compared to $82 million in the third quarter of 2016 and $149 million in the fourth quarter of 2015. The growth in loans was partially offset by a decline in securities available for sale, which were $205 million at December 31, 2016, down 12% from $232 million at December 31, 2015. The decline reflects lower levels of corporate and municipal bonds, mortgage backed securities and mutual funds.

Compared to September 30, 2016, deposits grew $127 million, or 8%, to $1.8 billion at December 31, 2016. The increase from the third quarter of 2016 was primarily driven by a $77 million increase in brokered certificates of deposit and a $55 million increase in money market accounts. Growth in deposits from the end of the third quarter was mitigated by a seasonal decline of $28 million at the Nantucket branches. Compared to December 31, 2015, deposits grew $375 million, or 26%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increases were seen in money market deposits, which were up $205 million, brokered certificates of deposit, which were up $111 million, and NOW and demand deposits, which were up $43 million. A $59 million decline in short-term borrowings was mostly offset by a $50 million increase in long-term borrowings.

Stockholders’ equity was $387 million at December 31, 2016 compared to $390 million at September 30, 2016 and $399 million at December 31, 2015. The decline in stockholders' equity from both prior periods reflects share repurchases, as well as the payment of common stock dividends, partially offset by earnings. The decline from September 30, 2016 was also impacted by a higher level of unrealized losses on available-for-sale securities reflecting a rise in interest rates during the fourth quarter.

During the fourth quarter of 2016, the Company repurchased 190,500 shares of stock at an average price of $14.80 for a total cost of $2.8 million. This brings total repurchases over the six quarters ending December 31, 2016 to 2,637,640 shares at an average price of $14.20 for a total cost of $37.4 million. At December 31, 2016, the Company had repurchased 7% of the 1,345,087 shares authorized under its third share repurchase program, which was announced in September 2016.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $16.0 million in the fourth quarter of 2016, up $1.5 million, or 10%, from $14.5 million in the third quarter of 2016 and up $1.4 million, or 9%, from $14.6 million in the fourth quarter of 2015. Net interest margin improved to 2.81% in the fourth quarter of 2016 from 2.67% in the third quarter of 2016, but was down from 3.03% in the fourth quarter of 2015.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "net interest and dividend income (FTE)", a Non-GAAP measure) was $16.0 million for the fourth quarter of 2016, up $1.4 million, or 10%, from $14.6 million for the third quarter of 2016 and up $1.3 million, or 9%, from $14.7 million in the fourth quarter of 2015. Net interest margin on a fully taxable equivalent basis (referred to herein as "net interest margin (FTE)", a Non-GAAP measure) improved to 2.82% for the fourth quarter of 2016 from 2.68% for the third quarter of 2016, but was down from 3.04% in the fourth quarter of 2015.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "Adjusted net interest and dividend income (FTE)" and "Adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table will focus on changes in Adjusted net interest and dividend income and Adjusted net interest margin.

(Unaudited, dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net Interest and Dividend Income
Reported net interest and dividend income	$15,950	$14,495	$13,316	$13,201	$14,572
FTE adjustment	78	65	77	87	87
Reported net interest and dividend income (FTE)	16,028	14,560	13,393	13,288	14,659
Mutual fund dividends (2)	(844)	(96)	—	(21)	(2,066)
Purchase accounting accretion (2)	(137)	(115)	(133)	(127)	(303)
Accelerated bond amortization/(accretion) on note redemptions	—	(193)	203	—	—
Adjusted net interest and dividend income (FTE) (1)	$15,047	$14,156	$13,463	$13,140	$12,290

Net Interest Margin
Reported net interest margin	2.81%	2.67%	2.56%	2.61%	3.03%
FTE adjustment	0.01	0.01	0.02	0.01	0.01
Reported net interest margin (FTE)	2.82	2.68	2.58	2.62	3.04
Mutual fund dividends (2)	(0.10)	0.03	0.05	0.06	(0.36)
Purchase accounting accretion (2)	(0.03)	(0.02)	(0.03)	(0.03)	(0.07)
Accelerated bond amortization/(accretion) on note redemptions	—	(0.04)	0.04	—	—
Adjusted net interest margin (FTE) (1)	2.69%	2.65%	2.64%	2.65%	2.61%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE),using a federal statutory tax rate of 35% (a statutory tax rate of 34% was used prior to the fourth quarter of 2016). Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) Note: In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful because of the volatility or non-recurring nature of certain items from quarter to quarter.

Adjusted net interest and dividend income on a fully tax equivalent basis increased $891,000, or 6%, to $15.0 million in the fourth quarter of 2016 compared to the third quarter of 2016 while adjusted net interest margin improved to 2.69% in the fourth quarter from 2.65% in the third quarter. The increase was mainly driven by a $100 million, or 6%, increase in average loans due primarily to higher levels of residential mortgages. There were smaller increases in the average balances of commercial real estate and commercial business loans. The improvement in net interest income also reflects higher floating rate loan yields as the market anticipated the interest rate increase announced by the Federal Reserve Bank in mid-December. The Company maintains an asset sensitive interest rate risk position.

Compared to the fourth quarter of 2015, adjusted net interest and dividend income on a fully taxable equivalent basis increased $2.8 million, or 22%, while adjusted net interest margin improved by eight basis points to 2.69%. As was the case in the comparison with the third quarter of 2016, the growth in adjusted net interest and dividend income was mainly due to a higher level of average loans which were up $374 million, or 26%, from the fourth quarter of last year driven mainly by increases in residential mortgages, commercial real estate loans, and construction loans. Net interest margin benefited from rate hikes announced by the Federal Reserve in both December 2015 and December 2016.

NONINTEREST INCOME
Noninterest income was $3.8 million in the fourth quarter of 2016, down $325,000, or 8%, from $4.1 million in the third quarter of 2016. This was mainly due to mortgage banking revenue, which declined $826,000, or 66%, to $436,000 in the fourth quarter from $1.3 million in the third quarter. This decline mainly reflects a lower volume of loan sales in the fourth quarter. In addition, securities gains declined $264,000, or 47%, to $298,000 in the fourth quarter, and the third quarter included $297,000 of bank-owned life insurance death benefit gains compared to none in the fourth quarter. Loan level derivative fee income also declined $130,000, or 17%, to $640,000 in the fourth quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

The declines in noninterest income from the third quarter as discussed above were partially offset by $1.2 million improvement in miscellaneous income to $1.4 million in the fourth quarter. As has been the case in most quarters, miscellaneous income is impacted by the portfolio of commercial loan customer back-to-back interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP requires that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. The Company records positive credit valuation marks in quarters when rates increase and negative marks in quarters when rates declined. Rates increased in both the fourth and third quarters but the magnitude of the rate increases was higher in the fourth quarter resulting in positive adjustments to credit marks. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit-related circumstances there is no net impact to earnings over the life of each contract.

Compared to the fourth quarter of 2015, noninterest income increased $1.5 million, or 64%. The increase was primarily due to higher miscellaneous income which was impacted by the Company recording higher positive credit marks on commercial loan customer interest rate swap contracts in 2016. In addition, mortgage banking revenue and securities gains increased and these improvements were partially offset by a decline in loan level derivative fee income.

NONINTEREST EXPENSE
Noninterest expense was $13.5 million in the fourth quarter of 2016, up $275,000, or 2%, from the third quarter. By category, the most significant increase was in occupancy and equipment expense which grew $484,000, or 27%, from the third quarter mainly due to the opening of the new Seaport branch in October. In addition, advertising expense, which is seasonal, increased $182,000, or 37%. Partially offsetting these increases was a $362,000, or 5%, decline in salaries and benefits expense. This was mainly due to the absence of a $359,000 one-time adjustment to mortgage commissions that was recorded in the third quarter to appropriately match the deferral and accrual of the mortgage-related commissions.

Compared to the fourth quarter of 2015, noninterest expense increased $1.6 million, or 13%. Franchise growth was the major factor causing the increase in expenses from the prior year period and this can mainly be seen in the salaries and benefits as well as the occupancy and equipment expense categories. The new Seaport branch as well as the opening of new loan and mortgage production offices, contributed to the growth in both salaries and benefits expense and occupancy and equipment expense, and the onboarding of new asset-based lending and municipal banking businesses also contributed to the growth in salaries and benefits expense. Other factors driving the increase in salaries and benefits expense were the absence of a fourth quarter 2015 downward adjustment made to non-equity related incentive compensation expense, higher net mortgage commissions due to an increase in originations, and merit increases.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was $927,000 in the fourth quarter of 2016 compared to $2.9 million in the third quarter of 2016 and $1.9 million in the fourth quarter of 2015. The decline in the provision from the third quarter was mainly due to the absence of a $2.7 million provision recorded in the third quarter on loans to one commercial customer. This was partially offset by the impact to the provision of higher loan growth. Loan growth and loan mix impact the level of provision needed each quarter and an increase in loan growth to 10% in the fourth quarter from 4% in the third quarter resulted in a higher provision. The allowance for loan losses as a percentage of total loans was 0.97% at December 31, 2016 compared to 1.01% at September 30, 2016 and 1.11% at December 31, 2015. The comparison of the provision with both prior quarters and the decline in the allowance for loan losses as a percentage of total loans were impacted by the migration of historical loss rates from national FDIC data to the Company's own loan loss experience during 2016.

The Company had net loan recoveries of $93,000 in the fourth quarter of 2016 ($101,000 of recoveries related to the previously discussed problem loans to one commercial customer) compared to net loan charge-offs of $3.2 million in the third quarter of 2016 ($3.3 million of which related to the previously discussed problem loans to one commercial customer). Net recoveries were $71,000 in the fourth quarter of 2015.

Nonperforming assets were $9.0 million at December 31, 2016 compared to $7.8 million at September 30, 2016 and $10.7 million at December 31, 2015. The increase from September 30, 2016 was due, in part to a higher level of home equity nonaccrual loans. The decline from the end of 2015 reflects a drop in commercial real estate loans on nonaccrual, partially offset by increases in home equity and residential mortgage nonaccrual loans. Nonperforming assets as a percentage of total assets were 0.36% at December 31, 2016, 0.34% at September 30, 2016, and 0.51% at December 31, 2015.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.5 billion at December 31, 2016 and operates 12 branch offices in Boston, Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through a growing branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016 vs. September 30, 2016	December 31, 2016 vs. December 31, 2015
Assets
Cash and due from banks	$14,752	$15,490	$10,932	(4.8)%	34.9%
Short term investments	15,744	21,512	22,366	(26.8)%	(29.6)%
Total cash and cash equivalents	30,496	37,002	33,298	(17.6)%	(8.4)%
Securities available for sale, at fair value	204,836	210,273	231,690	(2.6)%	(11.6)%
Securities held to maturity, at amortized cost	201,027	197,863	200,141	1.6%	0.4%
Federal Home Loan Bank stock, at cost	13,352	13,505	13,567	(1.1)%	(1.6)%
Loans held for sale	2,761	2,134	12,877	29.4%	(78.6)%
Loans:
1-4 family residential	854,478	746,366	602,138	14.5%	41.9%
Home equity	79,132	80,604	77,633	(1.8)%	1.9%
Commercial real estate	686,522	660,458	559,609	3.9%	22.7%
Construction	75,950	71,281	79,386	6.6%	(4.3)%
Total real estate loans	1,696,082	1,558,709	1,318,766	8.8%	28.6%
Commercial business	205,832	169,076	182,536	21.7%	12.8%
Consumer	29,707	31,435	39,075	(5.5)%	(24.0)%
Total loans	1,931,621	1,759,220	1,540,377	9.8%	25.4%
Allowance for loan losses	(18,750)	(17,730)	(17,102)	5.8%	9.6%
Loans, net	1,912,871	1,741,490	1,523,275	9.8%	25.6%
Premises and equipment, net	22,034	21,362	20,015	3.1%	10.1%
Accrued interest receivable	6,057	5,388	5,344	12.4%	13.3%
Goodwill and core deposit intangible	10,560	10,831	11,785	(2.5)%	(10.4)%
Net deferred tax asset	10,146	8,780	10,665	15.6%	(4.9)%
Bank-owned life insurance	32,015	31,743	31,626	0.9%	1.2%
Other assets	23,537	33,295	20,060	(29.3)%	17.3%
Total assets	$2,469,692	$2,313,666	$2,114,343	6.7%	16.8%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$331,508	$337,225	$288,143	(1.7)%	15.0%
Regular savings	262,984	270,067	287,344	(2.6)%	(8.5)%
Money market	573,204	518,360	368,050	10.6%	55.7%
Certificates of deposit	340,114	339,064	311,978	0.3%	9.0%
Brokered money market	53,357	46,235	41,807	15.4%	27.6%
Brokered certificates of deposit	247,520	170,506	136,527	45.2%	81.3%
Total deposits	1,808,687	1,681,457	1,433,849	7.6%	26.1%
Short-term borrowings	146,000	103,700	205,000	40.8%	(28.8)%
Long-term debt	105,000	105,000	55,000	—%	90.9%
Other liabilities	23,098	33,820	21,665	(31.7)%	6.6%
Total liabilities	2,082,785	1,923,977	1,715,514	8.3%	21.4%
Common stock	259	261	276	(0.8)%	(6.2)%
Additional paid-in capital	249,317	251,341	269,078	(0.8)%	(7.3)%
Unearned compensation- ESOP	(20,496)	(20,686)	(21,255)	(0.9)%	(3.6)%
Retained earnings	161,896	158,620	155,918	2.1%	3.8%
Accumulated other comprehensive income (loss)	(4,069)	153	(5,188)	(2,759.5)%	(21.6)%
Total stockholders' equity	386,907	389,689	398,829	(0.7)%	(3.0)%
Total liabilities and stockholders' equity	$2,469,692	$2,313,666	$2,114,343	6.7%	16.8%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Assets
Cash and due from banks	$14,752	$15,490	$13,710	$13,852	$10,932
Short term investments	15,744	21,512	29,485	18,157	22,366
Total cash and cash equivalents	30,496	37,002	43,195	32,009	33,298
Securities available for sale, at fair value	204,836	210,273	204,973	237,669	231,690
Securities held to maturity, at amortized cost	201,027	197,863	196,454	196,578	200,141
Federal Home Loan Bank stock, at cost	13,352	13,505	12,833	16,137	13,567
Loans held for sale	2,761	2,134	6,097	3,926	12,877
Loans:
1-4 family residential	854,478	746,366	675,952	621,801	602,138
Home equity	79,132	80,604	81,649	80,571	77,633
Commercial real estate	686,522	660,458	608,669	586,151	559,609
Construction	75,950	71,281	107,049	92,481	79,386
Total real estate loans	1,696,082	1,558,709	1,473,319	1,381,004	1,318,766
Commercial business	205,832	169,076	178,112	168,976	182,536
Consumer	29,707	31,435	33,707	36,977	39,075
Total loans	1,931,621	1,759,220	1,685,138	1,586,957	1,540,377
Allowance for loan losses	(18,750)	(17,730)	(18,079)	(16,985)	(17,102)
Loans, net	1,912,871	1,741,490	1,667,059	1,569,972	1,523,275
Premises and equipment, net	22,034	21,362	20,136	20,099	20,015
Accrued interest receivable	6,057	5,388	5,640	5,588	5,344
Goodwill and core deposit intangible	10,560	10,831	11,125	11,443	11,785
Net deferred tax asset	10,146	8,780	8,958	8,774	10,665
Bank-owned life insurance	32,015	31,743	31,558	31,883	31,626
Other assets	23,537	33,295	32,733	28,150	20,060
Total assets	$2,469,692	$2,313,666	$2,240,761	$2,162,228	$2,114,343
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$331,508	$337,225	$298,178	$285,391	$288,143
Regular savings	262,984	270,067	274,866	283,586	287,344
Money market	573,204	518,360	506,251	408,591	368,050
Certificates of deposit	340,114	339,064	339,415	329,012	311,978
Brokered money market	53,357	46,235	45,231	46,673	41,807
Brokered certificates of deposit	247,520	170,506	136,965	131,352	136,527
Total deposits	1,808,687	1,681,457	1,600,906	1,484,605	1,433,849
Short-term borrowings	146,000	103,700	130,000	170,000	205,000
Long-term debt	105,000	105,000	85,000	85,000	55,000
Other liabilities	23,098	33,820	32,903	29,067	21,665
Total liabilities	2,082,785	1,923,977	1,848,809	1,768,672	1,715,514
Common stock	259	261	265	269	276
Additional paid-in capital	249,317	251,341	255,781	260,041	269,078
Unearned compensation- ESOP	(20,496)	(20,686)	(20,876)	(21,065)	(21,255)
Retained earnings	161,896	158,620	157,714	157,090	155,918
Accumulated other comprehensive income (loss)	(4,069)	153	(932)	(2,779)	(5,188)
Total stockholders' equity	386,907	389,689	391,952	393,556	398,829
Total liabilities and stockholders' equity	$2,469,692	$2,313,666	$2,240,761	$2,162,228	$2,114,343

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016 vs. September 30, 2016	December 31, 2016 vs. December 31, 2015
Interest and fees on loans	$16,099	$15,113	$12,647	6.5%	27.3%
Interest on securities	2,325	2,238	2,228	3.9%	4.4%
Dividends	990	312	2,183	217.3%	(54.6)%
Other	20	22	13	(9.1)%	53.8%
Total interest and dividend income	19,434	17,685	17,071	9.9%	13.8%
Interest on deposits	2,980	2,732	2,093	9.1%	42.4%
Interest on borrowings	504	458	406	10.0%	24.1%
Total interest expense	3,484	3,190	2,499	9.2%	39.4%
Net interest and dividend income	15,950	14,495	14,572	10.0%	9.5%
Provision for loan losses	927	2,872	1,949	(67.7)%	(52.4)%
Net interest and dividend income, after provision for loan losses	15,023	11,623	12,623	29.3%	19.0%
Deposit account fees	356	347	327	2.6%	8.9%
Interchange and ATM fees	388	418	378	(7.2)%	2.6%
Mortgage banking	436	1,262	46	(65.5)%	847.8%
Loan level derivative fee income	640	770	833	(16.9)%	(23.2)%
Realized securities gains, net	298	562	145	(47.0)%	105.5%
Bank-owned life insurance income	272	262	268	3.8%	1.5%
Bank-owned life insurance death benefit gains	—	297	—	NM	NM
Miscellaneous	1,417	214	327	562.1%	333.3%
Total noninterest income	3,807	4,132	2,324	(7.9)%	63.8%
Salaries and employee benefits	7,234	7,596	5,849	(4.8)%	23.7%
Occupancy and equipment	2,291	1,807	1,688	26.8%	35.7%
Data processing	988	908	909	8.8%	8.7%
Professional fees	736	743	780	(0.9)%	(5.6)%
Advertising	677	495	776	36.8%	(12.8)%
FDIC deposit insurance	157	270	192	(41.9)%	(18.2)%
Directors' fees	377	344	315	9.6%	19.7%
Amortization of core deposit intangible	271	294	366	(7.8)%	(26.0)%
Other general and administrative	778	777	1,073	0.1%	(27.5)%
Total noninterest expense	13,509	13,234	11,948	2.1%	13.1%
Income before income taxes	5,321	2,521	2,999	111.1%	77.4%
Provision for income taxes	1,323	891	587	48.5%	125.4%
Net income	$3,998	$1,630	$2,412	145.3%	65.8%

Earnings per common share:
Basic	$0.17	$0.07	$0.09
Diluted	$0.17	$0.07	$0.09
Weighted average shares outstanding:
Basic	23,919,483	24,129,512	25,500,755
Diluted	24,032,613	24,307,540	25,554,961

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	December 31, 2016	December 31, 2015	% Change
Interest and fees on loans	$58,953	$45,342	30.0%
Interest on securities	8,895	8,828	0.8%
Dividends	1,596	4,068	(60.8)%
Other	94	63	49.2%
Total interest and dividend income	69,538	58,301	19.3%
Interest on deposits	10,488	7,527	39.3%
Interest on borrowings	2,088	1,217	71.6%
Total interest expense	12,576	8,744	43.8%
Net interest and dividend income	56,962	49,557	14.9%
Provision for loan losses	4,885	4,090	19.4%
Net interest and dividend income, after provision for loan losses	52,077	45,467	14.5%
Deposit account fees	1,327	1,314	1.0%
Interchange and ATM fees	1,546	1,511	2.3%
Mortgage banking	2,473	282	777.0%
Loan level derivative fee income	2,371	2,120	11.8%
Realized securities gains, net	1,280	1,968	(35.0)%
Bank-owned life insurance income	1,048	1,031	1.6%
Bank-owned life insurance death benefit gains	506	—	NM
Miscellaneous	1,576	453	247.9%
Total noninterest income	12,127	8,679	39.7%
Salaries and employee benefits	28,853	22,570	27.8%
Occupancy and equipment	7,370	6,267	17.6%
Data processing	3,460	3,510	(1.4)%
Professional fees	2,638	2,689	(1.9)%
Advertising	2,423	2,458	(1.4)%
FDIC deposit insurance	1,125	999	12.6%
Directors' fees	1,458	644	126.4%
Amortization of core deposit intangible	1,225	1,607	(23.8)%
Other general and administrative	3,194	3,338	(4.3)%
Total noninterest expense	51,746	44,082	17.4%
Income before income taxes	12,458	10,064	23.8%
Provision for income taxes	3,805	2,837	34.1%
Net income	$8,653	$7,227	19.7%

Earnings per common share:
Basic	$0.35	$0.28
Diluted	$0.35	$0.28
Weighted average shares outstanding:
Basic	24,420,405	26,064,947
Diluted	24,540,929	26,069,589

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Interest and fees on loans	$16,099	$15,113	$14,138	$13,603	$12,647
Interest on securities	2,325	2,238	2,037	2,295	2,228
Dividends	990	312	155	139	2,183
Other	20	22	26	26	13
Total interest and dividend income	19,434	17,685	16,356	16,063	17,071
Interest on deposits	2,980	2,732	2,484	2,292	2,093
Interest on borrowings	504	458	556	570	406
Total interest expense	3,484	3,190	3,040	2,862	2,499
Net interest and dividend income	15,950	14,495	13,316	13,201	14,572
Provision (credit) for loan losses	927	2,872	1,113	(27)	1,949
Net interest and dividend income, after provision (credit) for loan losses	15,023	11,623	12,203	13,228	12,623
Deposit account fees	356	347	307	317	327
Interchange and ATM fees	388	418	393	347	378
Mortgage banking	436	1,262	531	244	46
Loan level derivative fee income	640	770	322	639	833
Realized securities gains (losses), net	298	562	664	(244)	145
Bank-owned life insurance income	272	262	257	257	268
Bank-owned life insurance death benefit gains	—	297	209	—	—
Miscellaneous	1,417	214	128	(183)	327
Total noninterest income	3,807	4,132	2,811	1,377	2,324
Salaries and employee benefits	7,234	7,596	7,138	6,885	5,849
Occupancy and equipment	2,291	1,807	1,653	1,619	1,688
Data processing	988	908	803	761	909
Professional fees	736	743	678	481	780
Advertising	677	495	719	532	776
FDIC deposit insurance	157	270	352	346	192
Directors' fees	377	344	399	338	315
Amortization of core deposit intangible	271	294	318	342	366
Other general and administrative	778	777	875	764	1,073
Total noninterest expense	13,509	13,234	12,935	12,068	11,948
Income before income taxes	5,321	2,521	2,079	2,537	2,999
Provision for income taxes	1,323	891	721	870	587
Net income	$3,998	$1,630	$1,358	$1,667	$2,412

Earnings per common share:
Basic	$0.17	$0.07	$0.06	$0.07	$0.09
Diluted	$0.17	$0.07	$0.05	$0.07	$0.09
Weighted average shares outstanding:
Basic	23,919,483	24,129,512	24,575,211	25,066,086	25,500,755
Diluted	24,032,613	24,307,540	24,699,794	25,132,441	25,554,961

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,823,046	$16,161	3.53%	$1,726,088	$15,166	3.50%	$1,449,494	$12,700	3.48%
Securities (1)	408,351	3,206	3.12	403,038	2,414	2.38	427,752	4,347	4.03
Other interest earning assets and FHLB stock	29,235	145	1.97	31,236	170	2.17	33,222	111	1.33
Total interest-earning assets	2,260,632	19,512	3.43%	2,160,362	17,750	3.27%	1,910,468	17,158	3.56%
Non-interest-earning assets	104,188			106,589			91,732
Total assets	$2,364,820			$2,266,951			$2,002,200

Interest-bearing liabilities
NOW	$144,520	$18	0.05%	$140,273	$17	0.05%	$134,162	$19	0.06%
Regular savings	265,589	225	0.34	272,950	229	0.33	287,003	264	0.36
Money market	597,891	1,319	0.88	560,098	1,173	0.83	397,998	729	0.73
Certificates of deposit	526,433	1,418	1.07	471,040	1,313	1.11	396,552	1,081	1.08
Total interest-bearing deposits	1,534,433	2,980	0.77	1,444,361	2,732	0.75	1,215,715	2,093	0.68
Borrowings	223,693	504	0.90	224,660	458	0.81	207,446	406	0.78
Total interest-bearing liabilities	1,758,126	3,484	0.79%	1,669,021	3,190	0.76%	1,423,161	2,499	0.70%
Non-interest-bearing deposits	188,797			171,317			154,872
Other non-interest-bearing liabilities	29,861			33,936			21,878
Total liabilities	1,976,784			1,874,274			1,599,911
Stockholders' equity	388,036			392,677			402,289
Total liabilities and stockholders' equity	$2,364,820			$2,266,951			$2,002,200

Net interest and dividend income (FTE)		16,028			14,560			14,659
Less: FTE adjustment		(78)			(65)			(87)
Net interest and dividend income (GAAP)		$15,950			$14,495			$14,572

Net interest rate spread (FTE)			2.64%			2.51%			2.86%
Net interest margin (FTE)			2.82%			2.68%			3.04%
Total deposit cost			0.69%			0.67%			0.61%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	December 31, 2016			December 31, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,688,878	$59,174	3.50%	$1,292,909	$45,544	3.52%
Securities (1)	415,220	10,068	2.42	427,237	12,738	2.98
Other interest earning assets and FHLB stock	33,427	603	1.80	40,115	360	0.90
Total interest-earning assets	2,137,525	69,845	3.27%	1,760,261	58,642	3.33%
Non-interest-earning assets	102,868			92,634
Total assets	$2,240,393			$1,852,895

Interest-bearing liabilities
NOW	$139,829	$67	0.05%	$127,183	$62	0.05%
Regular savings	275,347	938	0.34	294,004	1,144	0.39
Money market	517,474	4,321	0.84	335,791	2,314	0.69
Certificates of deposit	472,985	5,162	1.09	378,494	4,007	1.06
Total interest-bearing deposits	1,405,635	10,488	0.75	1,135,472	7,527	0.66
Borrowings	249,226	2,088	0.84	146,720	1,217	0.83
Total interest-bearing liabilities	1,654,861	12,576	0.76%	1,282,192	8,744	0.68%
Non-interest-bearing deposits	163,403			138,438
Other non-interest-bearing liabilities	29,459			20,993
Total liabilities	1,847,723			1,441,623
Stockholders' equity	392,670			411,272
Total liabilities and stockholders' equity	$2,240,393			$1,852,895

Net interest and dividend income (FTE)		57,269			49,898
Less: FTE adjustment		(307)			(341)
Net interest and dividend income (GAAP)		$56,962			$49,557

Net interest rate spread (FTE)			2.51%			2.65%
Net interest margin (FTE)			2.68%			2.83%
Total deposit cost			0.67%			0.59%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used for 2015.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Interest-earning assets
Total loans	$1,823,046	$1,726,088	$1,635,256	$1,569,240	$1,449,494
Securities	408,351	403,038	419,685	430,015	427,752
Other interest earning assets and FHLB stock	29,235	31,236	36,584	36,723	33,222
Total interest-earning assets	2,260,632	2,160,362	2,091,525	2,035,978	1,910,468
Non-interest-earning assets	104,188	106,589	100,104	100,534	91,732
Total assets	$2,364,820	$2,266,951	$2,191,629	$2,136,512	$2,002,200

Interest-bearing liabilities
NOW	$144,520	$140,273	$139,100	$135,367	$134,162
Regular savings	265,589	272,950	276,451	286,533	287,003
Money market	597,891	560,098	479,564	430,989	397,998
Certificates of deposit	526,433	471,040	458,328	435,574	396,552
Total interest-bearing deposits	1,534,433	1,444,361	1,353,443	1,288,463	1,215,715
Borrowings	223,693	224,660	271,242	277,857	207,446
Total interest-bearing liabilities	1,758,126	1,669,021	1,624,685	1,566,320	1,423,161
Non-interest-bearing deposits	188,797	171,317	145,171	147,961	154,872
Other non-interest-bearing liabilities	29,861	33,936	27,513	26,471	21,878
Total liabilities	1,976,784	1,874,274	1,797,369	1,740,752	1,599,911
Stockholders' equity	388,036	392,677	394,260	395,760	402,289
Total liabilities and stockholders' equity	$2,364,820	$2,266,951	$2,191,629	$2,136,512	$2,002,200

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Interest-earning assets
Total loans (1)	3.53%	3.50%	3.49%	3.50%	3.48%
Securities (1)	3.12%	2.38%	1.99%	2.21%	4.03%
Other interest earning assets and FHLB stock	1.97%	2.17%	1.78%	1.38%	1.33%
Total interest-earning assets	3.43%	3.27%	3.16%	3.19%	3.56%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.05%	0.05%	0.06%
Regular savings	0.34%	0.33%	0.34%	0.35%	0.36%
Money market	0.88%	0.83%	0.82%	0.79%	0.73%
Certificates of deposit	1.07%	1.11%	1.10%	1.09%	1.08%
Total interest-bearing deposits	0.77%	0.75%	0.74%	0.72%	0.68%
Borrowings	0.90%	0.81%	0.82%	0.83%	0.78%
Total interest-bearing liabilities	0.79%	0.76%	0.75%	0.73%	0.70%

Net interest rate spread (FTE) (1)	2.64%	2.51%	2.41%	2.46%	2.86%
Net interest margin (FTE) (1)	2.82%	2.68%	2.58%	2.62%	3.04%
Total deposit cost	0.69%	0.67%	0.67%	0.64%	0.61%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Performance Ratios (annualized)

Basic EPS	$0.17	$0.07	$0.06	$0.07	$0.09
Diluted EPS	$0.17	$0.07	$0.05	$0.07	$0.09

Return on average assets (ROAA)	0.67%	0.29%	0.25%	0.31%	0.48%

Return on average equity (ROAE)	4.10%	1.65%	1.39%	1.69%	2.38%

Return on average tangible common equity (ROATCE) (1) (3)	4.22%	1.70%	1.43%	1.75%	2.45%

Efficiency ratio (2) (3)	68%	71%	80%	83%	70%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE, and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Year to Date
	December 31, 2016	December 31, 2015
Performance Ratios (annualized)

Basic and diluted EPS	$0.35	$0.28

Return on average assets (ROAA)	0.39%	0.39%

Return on average equity (ROAE)	2.20%	1.76%

Return on average tangible common equity (ROATCE) (1) (3)	2.27%	1.81%

Efficiency ratio (2)	75%	76%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE, and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Asset Quality
Non-performing Assets	$8,982	$7,849	$10,744	$8,982	$10,744
Non-performing Assets/Total Assets	0.36%	0.34%	0.51%	0.36%	0.51%
Allowance for Loan Losses/Total Loans	0.97%	1.01%	1.11%	0.97%	1.11%
Net Charge-offs (Recoveries)	$(93)	$3,221	$(71)	$3,237	$(39)
Annualized Net Charge-offs/Average Loans	(0.02)%	0.74%	(0.02)%	0.19%	—%
Allowance for Loan Losses/ Nonperforming Loans	209%	226%	159%	209%	159%

Capital/Other
Common shares outstanding	26,759,953	26,996,942	28,492,732
Book value per share	$14.46	$14.43	$14.00
Tangible book value per share	$14.06	$14.03	$13.58
Tangible Common Equity/Tangible Assets (1) (2)	15.30%	16.45%	18.41%
Full-time Equivalent Employees	228	223	209
(1) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.

(2)Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.